EX-23.1
                         Consent of Independent Auditors



                                                                    Exhibit 23.1


The Board of Directors
At Comm Corporation:

We consent to incorporation by reference in the registration statement filed on or about May 29, 2001, on Form S-3 of At Comm Corporation of our report dated January 30, 2001, relating to the consolidated balance sheets of At Comm Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years then ended, which report is incorporated by reference in the December 31, 2000, Annual Report on Form 10-KSB of At Comm Corporation.

We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                                           / /  KPMG LLP
                                           -----------------------------------
                                                KPMG LLP



Mountain View, California
May 29, 2001



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